Exhibit 4.1

ANDEAVOR LOGISTICS LP

AND

TESORO LOGISTICS FINANCE CORP.

3.500% SENIOR NOTES DUE 2022

4.250% SENIOR NOTES DUE 2027

5.200% SENIOR NOTES DUE 2047

INDENTURE

Dated as of November 28, 2017

U.S. Bank National Association

Trustee

-i-

-ii-

-iii-

EXHIBIT A	Form of 2022 Note

EXHIBIT B	Form of 2027 Note

EXHIBIT C	Form of 2047 Note

EXHIBIT D	Form of Supplemental Indenture — Additional Subsidiary Guarantees

-i-

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 11.02
(d)	7.06
314(a)	4.03
(a)(4)	4.04
(b)	N.A.
(c)(1)	11.04,11.05
(c)(2)	11.04,11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.

This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of November 28, 2017, by and among Andeavor Logistics LP, a Delaware limited partnership (“Andeavor Logistics”), Tesoro Logistics Finance Corp., a Delaware corporation (“Finance Corp.” and together with Andeavor Logistics, the “Issuers”), the Guarantors (as defined herein), and U.S. Bank National Association, as trustee (the “Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Initial Notes and the Additional Notes (as defined herein):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“2022 Notes” means the Initial 2022 Notes and any Additional 2022 Notes issued under this Indenture.

“2027 Notes” means the Initial 2027 Notes and any Additional 2027 Notes issued under this Indenture.

“2047 Notes” means the Initial 2047 Notes and any Additional 2047 Notes issued under this Indenture.

“Acquired Debt” means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding, in any event, Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.

“Additional 2022 Notes” means the 3.500% Senior Notes due 2022 issued in compliance with and under this Indenture after the Issue Date.

“Additional 2027 Notes” means the 4.250% Senior Notes due 2027 issued in compliance with and under this Indenture after the Issue Date.

“Additional 2047 Notes” means the 5.200% Senior Notes due 2047 issued in compliance with and under this Indenture after the Issue Date.

“Additional Notes” means, collectively, the Additional 2022 Notes, the Additional 2027 Notes and the Additional 2047 Notes issued in compliance with and under this Indenture after the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or authenticating agent.

“Andeavor Logistics” means the Person named as the “Andeavor Logistics” in the introductory paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the term “ Andeavor Logistics” shall mean such successor Person and each successive successor Person.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Code” means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)    with respect to a partnership, the Board of Directors or Board of Managers of the general partner of the partnership, or in the case of Andeavor Logistics, the Board of Directors of the General Partner;

(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)    with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

“Capital Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that any obligations of Andeavor Logistics or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with Andeavor Logistics and its Restricted Subsidiaries (i) that were not or would not have been included on the consolidated balance sheet of Andeavor Logistics as capital lease obligations on the Issue Date and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Andeavor Logistics and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise after the Issue Date, may, in Andeavor Logistics’ sole discretion, be deemed not to be treated as Capital Lease Obligations or Indebtedness.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means (i) United States dollars, Canadian dollars and the Euro; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (iii) certificates of deposit, time deposits and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers’ acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks; (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P with maturities of not more than one year from the date of acquisition; (vi) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case with maturities of not more than two years from the date of acquisition; (vii) investment funds investing 95% of their assets in securities of the types described in clauses (i) through (vi) above and (viii) through (x) below; (viii) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of not more than two years from the date of acquisition; (ix) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of one year or less from the date of acquisition; and (x) investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (i) above, provided that such amounts are converted into any currency listed in clause (i) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Clearstream” means Clearstream Banking, sociètè anonyme.

“Commodity Hedging Agreements” means agreements or arrangements designed to protect such Person against fluctuations in the price of (i) crude oil, natural gas, or other hydrocarbons, including refined hydrocarbon products; (ii) electricity and other sources of energy or power used in Andeavor Logistics’ refining or processing operations; or (iii) any other commodity; in each case, in connection with the conduct of its business and not for speculative purposes.

“Commodity Hedging Obligations” means, with respect to any Person, the net payment Obligations of such Person under Commodity Hedging Agreements.

“Comparable Treasury Issue” means the United States Treasury security selected, in accordance with customary financial practice, by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes (assuming for this purpose that the Notes matured on the applicable Par Call Date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming that the Notes matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s balance sheet for the most recent fiscal quarter for which internal financial statements are available, less (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, in each case, giving pro forma effect to (i) any incurrence, guarantee, repayment, repurchase, redemption, defeasance or discharge of any Indebtedness (other than revolving borrowings under any Credit Facility), or issuance, repurchase or redemption of Disqualified Equity and the use of proceeds therefrom and (ii) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers, asset purchase transactions or consolidations and including any related financing transactions.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreements” means (1) that certain Third Amended and Restated Credit Agreement, dated as of January 29, 2016, by and among Andeavor Logistics, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the financial institutions from time to time party thereto, providing for revolving credit borrowings, letters of credit and swing line loans, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time and (2) that certain Credit Agreement, dated as of January 29, 2016, by and among Andeavor Logistics, Bank of America, N.A., as administrative agent, and the financial institutions from time to time party thereto, providing for revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreements) or commercial paper facilities or Debt Issuances, in each case, not with any parent of Andeavor Logistics (other than a facility the portion of which any parent of Andeavor Logistics loans, finances or otherwise invests or participates in constitutes less than 10% of the proposed or outstanding issue amount of such facility, Debt Issuance or class of securities), providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other lenders, investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto.

“Currency Exchange Protection Obligations” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, trustee, assignee, liquidator, sequester or similar official under the Bankruptcy Code.

“Debt Issuances” means, with respect to Andeavor Logistics, Finance Corp. or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Equity” means, with respect to any person, any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which any outstanding series of Notes mature, except such Equity Interest that is solely redeemable with, or solely exchangeable for, any Equity Interest of such Person that is not Disqualified Equity.

“Domestic Subsidiary” means any Subsidiary of Andeavor Logistics that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“Euroclear” means Euroclear Bank S.A./N.V.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing 5.500% and 6.250% Indenture” means the Indenture dated October 29, 2014, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented as of the Issue Date.

“Existing 5.25% Indenture” means the Indenture dated December 2, 2016, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented as of the Issue Date.

“Existing 5.875% Indenture” means the Indenture dated September 14, 2012, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented as of the Issue Date.

“Existing 6.125% Indenture” means the Indenture dated August 1, 2013, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented as of the Issue Date.

“Existing 6.375% Indenture” means the Indenture dated May 12, 2016, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented as of the Issue Date.

“Existing Senior Notes” means the $470.0 million 5.875% senior notes of the Issuers due 2020 issued under the Existing 5.875% Indenture, the $800.0 million 6.125% senior notes of the Issuers due 2021 issued under the Existing 6.125% Indenture, the $500.0 million 5.500% senior notes of the Issuers due 2019 issued under the Existing 5.500% and 6.250% Indenture, the $800.0 million 6.250% senior notes of the Issuers due 2022 issued under the Existing 5.500% and 6.250% Indenture, the $450.0 million 6.375% senior notes of the Issuers due 2024 issued under the Existing 6.375% Indenture and the $750.0 million 5.25% senior notes of the Issuers due 2025 issued under the Existing 5.25% Indenture.

“Financial Hedging Agreements” means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices and not for speculative purposes.

“Financial Hedging Obligations” means, with respect to any Person, the net payment Obligations of such Person under Financial Hedging Agreements.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“General Partner” means Tesoro Logistics GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of Andeavor Logistics or as the business entity with the ultimate authority to manage the business and operations of Andeavor Logistics.

“Global Notes” means, individually and collectively, each of the Notes issued or issuable in the global form of Exhibit A, Exhibit B or Exhibit C hereto issued in accordance with Section 2.01 hereof.

“Government Securities” means securities that are: (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities

Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

“Guarantors” means:

(i)    each of Green River Processing, LLC, Andeavor Field Services LLC, Andeavor Midstream Partners GP LLC, Andeavor Midstream Partners LP, Andeavor Midstream Partners Operating LLC, Andeavor Gathering I LLC, Rendezvous Pipeline Company, LLC, Tesoro Alaska Pipeline Company LLC, Tesoro Alaska Terminals LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, Tesoro Logistics Operations LLC, Tesoro Logistics Pipelines LLC, Tesoro SoCal Pipeline Company LLC, Western Refining Logistics, LP, Western Refining Pipeline, LLC, Western Refining Wholesale, LLC, Western Refining Terminals, LLC, WNRL Finance Corp., WNRL Energy GP, LLC, WNRL Energy, LLC and Western Refining Product Transport, LLC;

(ii)    each of Andeavor Logistics’ Subsidiaries that becomes a guarantor of the Notes pursuant to Section 4.07; and

(iii)    each of Andeavor Logistics’ Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

“Hedging Obligations” means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person, the Currency Exchange Protection Obligations of such Person and the Financial Hedging Obligations of such Person.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any Person, without duplication, (1) the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments; (2) reimbursement obligations of such Person for letters of credit or banker’s acceptances; (3) Capital Lease Obligations of such Person; (4) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes (a) an accrued expense, (b) a trade payable or (c) an earn-out obligation until, after 30 days of becoming due and payable, such earn-out obligation has not been paid and becomes a liability on the balance sheet of such Person in accordance with GAAP; (5) Hedging Obligations (the amount of which at any time of determination shall be equal to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable at such time); or (6) preferred stock of a Subsidiary that is not a Guarantor (but excluding, in each case, any accrued dividends). In the case of the foregoing clauses (1) through (5), if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker’s acceptances and Hedging Obligations), but excluding amounts recorded in accordance with Accounting Standards Codification No. 815, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In the case of clause (6), the amount of Indebtedness attributable to such preferred stock shall be the repurchase price calculated in accordance with the terms of such preferred stock as if the preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to this Indenture; provided that if the preferred stock is not then permitted to be repurchased, the amount of Indebtedness shall be the greater of the liquidation preference and the book value of the preferred stock. In addition, the term “Indebtedness” includes, without duplication, to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Andeavor Logistics to act as Independent Investment Banker from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial 2022 Notes” means the $500,000,000 aggregate principal amount of 3.500% Senior Notes due 2022 issued by the Issuers on the Issue Date.

“Initial 2027 Notes” means the $750,000,000 aggregate principal amount of 4.250% Senior Notes due 2027 issued by the Issuers on the Issue Date.

“Initial 2047 Notes” means the $500,000,000 aggregate principal amount of 5.200% Senior Notes due 2047 issued by the Issuers on the Issue Date.

“Initial Notes” means, collectively, the Initial 2022 Notes, Initial 2027 Notes and Initial 2047 Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, in each case, regardless of ratings watch.

“Issue Date” means the date of this Indenture.

“Lien” means any mortgage, pledge, security interest or other lien or encumbrance.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Note Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Notes” means the Initial Notes, any Additional Notes and any notes issued in exchange for the Initial Notes or any Additional Notes issued under this Indenture.

“Obligations” means any principal, premium (if any), interest and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Andeavor Logistics or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by one Officer of the Issuers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuers, that meets the requirements of Section 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

“Participant” means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Liens” means:

(1)    Liens securing Indebtedness incurred under any Credit Facilities and all Obligations and Hedging Obligations relating to such Indebtedness; provided that the aggregate amount of such Indebtedness at any time outstanding that is secured by Liens on any property or asset of Andeavor Logistics, Finance Corp. or any Restricted Subsidiary does not exceed the greater of (i) $1.6 billion and (ii) 15.0% of Consolidated Net Tangible Assets;

(2)    Liens other than Liens permitted by clause (1) of this definition of “Permitted Liens” granted in favor of Andeavor Logistics, Finance Corp. or any of the Guarantors;

(3)    Liens to secure Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations (including Acquired Debt)), in each case, incurred in connection with the purchase of, or for the purpose of financing the purchase of, the cost of construction, improvement or development of, property, plant or equipment used or useful in the business (including, without limitation, oil and gas properties) of Andeavor Logistics, Finance Corp. or a Restricted Subsidiary or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction, improvement or development, provided that any such Liens cover only the assets acquired, constructed, improved or developed with, or secured by, such Indebtedness;

(4)    Liens existing on the Issue Date (other than Liens described in clause (1) above);

(5)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(6)    Liens on pipelines or pipeline facilities that arise by operation of law;

(7)    any Lien securing Indebtedness, neither assumed nor guaranteed by Andeavor Logistics or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by Andeavor Logistics for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (7) does not materially impair the use of the property covered by such Lien for the purposes of which such property is held by Andeavor Logistics or any of its Subsidiaries;

(8)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairman’s or other like Liens arising in the ordinary course of business;

(9)    pledges or deposits in connection with workers’ compensation, unemployment insurance, statutory obligations and other types of social security;

(10)    deposits to secure the performance of bids, trade contracts (other than for borrowed money), reimbursement obligations owed to insurers, leases, surety and appeal bonds, bids, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(11)    easements, rights of way, survey exceptions, reservations of, or rights of others for, licenses, sewers, electric lines, pipelines, telegraph and telephone lines, removal of oil, gas or other minerals and other similar purposes, or zoning or other restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of Andeavor Logistics or any of its Subsidiaries;

(12)    any interest or title of a lessor under any lease entered into by Andeavor Logistics or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(13)    any Lien securing Indebtedness, neither assumed nor guaranteed by Andeavor Logistics or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by Andeavor Logistics for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (13) does not materially impair the use of the property covered by such Lien for the purposes of which such property is held by Andeavor Logistics or any of its Subsidiaries;

(14)    inchoate Liens arising under ERISA;

(15)    any obligations or duties affecting any of the property of Andeavor Logistics or any of its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(16)    defects, irregularities and deficiencies in title of any rights of way or other property of Andeavor Logistics or any of its Subsidiaries which, in the aggregate, do not materially impair the use of such rights of way or other property for the purposes for which such rights of way and other property are held by Andeavor Logistics or any of its Subsidiaries and defects, irregularities and deficiencies in title to any property of Andeavor Logistics or any of its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

(17)    Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Andeavor Logistics or any of its Subsidiaries on deposit with or in possession of such bank;

(18)    Liens to secure obligations of Andeavor Logistics or and its Subsidiaries in respect of Commodity Hedging Agreements and Financial Hedging Agreements, in each case not entered into for speculative purposes, and Liens with respect to hedging accounts maintained with dealers of NYMEX or similar contracts which require the maintenance of cash margin account balances;

(19)    Liens on property of a Person existing at the time (a) such Person is merged with or into or consolidated with Andeavor Logistics or any Restricted Subsidiary, (b) such Person becomes a Restricted Subsidiary or (c) such property is otherwise acquired by Andeavor Logistics or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or other acquisition and do not extend to any assets other than those of the Person merged into or consolidated with Andeavor Logistics or the Restricted Subsidiary in the case of a merger or consolidation pursuant to clause (a) or such property in the case of such other acquisition in the case of clause (b) or (c);

(20)    Liens to secure any extension, renewal, replacement or refinancing of Indebtedness secured by a Lien permitted by any of the foregoing clauses (4), (13), (18) and (19); provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness being extended, renewed, replaced or refinanced and (y) an amount necessary to pay accrued interest on such Indebtedness and any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(21)    Liens upon specific items of inventory, accounts receivables or other goods and proceeds of Andeavor Logistics or any Restricted Subsidiary securing such Person’s obligations in respect of banker’s acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, accounts receivables or other goods and proceeds;

(22)    any Lien resulting from the deposit of money or other Cash Equivalents or other evidence of indebtedness in trust for the purpose of defeasing Indebtedness of Andeavor Logistics or any Restricted Subsidiary;

(23)    any Liens securing industrial development, pollution control or similar bonds;

(24)    Liens incurred by Andeavor Logistics or any of its Subsidiaries with respect to obligations that at any one time outstanding do not exceed the greater of (a) $200.0 million or (b) 3.0 % of Consolidated Net Tangible Assets of the Issuers;

(25)    Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business;

(26)    Liens relating to future escrow arrangements securing Indebtedness;

(27)    any Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute, or any debt incurred by Andeavor Logistics or any of its Subsidiaries for the purpose of financing all or any part of the purchase price of, or the cost or constructing, developing, re-pairing or improving, the property or assets subject to that Lien;

(28)    Liens arising by reason of any judgment, decree or order of any court, so long as any such Lien is being contested in good faith, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired; and

(29)    any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing, redeeming, satisfying and discharging or repaying debt of Andeavor Logistics or any of its Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“preferred stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of the other Capital Stock issued by such Person.

“Principal Property” means any pipeline, terminal or terminal facility property or asset owned or leased by Andeavor Logistics or any of its Subsidiaries, including any related property or asset employed in the transportation (including vehicles that generate transportation revenues), distribution, terminalling, gathering, treating, processing, marketing or storage of crude oil or refined petroleum products, natural gas, natural gas liquids, fuel additives, petrochemicals or ammonia, except, in the case of: (a) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues as provided above); and (b) any such property or asset, plant or terminal which, in the opinion of the board of directors of our general partner, is not material in relation to the activities of us and our Subsidiaries, taken as a whole.

“Prospectus” means the Prospectus, dated November 14, 2017, as supplemented by the Prospectus Supplement, dated November 16, 2017, relating to the issuance and sale of the Initial Notes.

“Rating Agency” means, with respect to any series of notes, each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on a series of Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Andeavor Logistics (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be, with respect to such series of Notes.

“Reference Treasury Dealer” means at least four primary U.S. Government securities dealers in The City of New York as we shall select.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day in The City of New York preceding such redemption date.

“Responsible Officer,” when used with respect to the Trustee, means any officer, including, without limitation, any vice president, assistant vice president, assistant treasurer or secretary within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary that owns Principal Property.

“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal, or sinking fund or mandatory redemption of principal, on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid or made, as applicable, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee of any series of Notes by each of the Guarantors pursuant to Article X hereof and any additional guarantee of any series of Notes to be executed by any Domestic Subsidiary of Andeavor Logistics pursuant to Section 4.07.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA and thereafter as in effect from time to time.

“Treasury Rate” means, as of any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in, or available through, the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated by us on the third Business Day preceding the redemption date.

“Trustee” means the party named as such in the preamble of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S.” means the United States of America.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Covenant Defeasance”	8.05
“Definitive Note”	2.01
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.04
“Paying Agent”	2.03
“Payment Default”	6.01
“Registrar”	2.03

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuers and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.

Unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive, and “including” means “including without limitation”, “including but not limited to” or words of similar import;

(4)    the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(5)    words in the singular include the plural, and in the plural include the singular;

(6)    provisions apply to successive events and transactions;

(7)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(8)    references to “Sections”, “clauses”, “Articles”, “Exhibits” and “Schedules” shall be to Sections, clauses, Articles, Exhibits and Schedules, respectively, of this Indenture unless otherwise specifically provided;

(9)    the use in this Indenture of the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof;

(10)    the term “all or substantially all,” when applied to the assets of a Person and/or its Subsidiaries shall not be read to mean “any” of such assets as a result of such Person and/or its Subsidiaries being in the “zone of insolvency”; and

(11)    this Indenture, the Notes, the Subsidiary Guarantees and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the party who drafted the various provisions of the same.

Each and every provision of this Indenture and instruments and documents entered into and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Indenture, the Notes, the Subsidiary Guarantees and instruments and documents entered into and delivered in connection therewith.

ARTICLE II

THE NOTES

SECTION 2.01 Form and Dating.

The 2022 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The 2027 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto. The 2047 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit C hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note or any notation of Subsidiary Guarantees thereon conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The 2022 Notes, the 2027 Notes or the 2047 Notes issued in global form shall be substantially in the form of Exhibit A, Exhibit B or Exhibit C, respectively, attached hereto (including the legend described in Section 2.06(f)(i) and the “Schedule of Exchanges in the Global Note” attached thereto). The 2022 Notes, the 2024 Notes or the 2027 Notes issued in definitive form shall be substantially in the form of Exhibit A, Exhibit B, Exhibit C, respectively, attached hereto but without the legend described in Section 2.06(f)(i) and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto (such notes, the “Definitive Notes”)). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02 Execution and Authentication.

One Officer shall sign the Notes for the Issuers by manual or facsimile signature. If an Officer of the Issuers whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Trustee shall authenticate (i) the Initial 2022 Notes for original issue on the Issue Date in the aggregate principal amount of $500,000,000, (ii) the Initial 2027 Notes for original issue on the Issue Date in the aggregate principal amount of $750,000,000, (iii) the Initial 2047 Notes for original issue on the Issue Date in the aggregate principal amount of $500,000,000 and (iv) Additional Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a written order of the Issuers described in this sentence; provided that the issuance of such Additional Notes shall be subject to Section 2.13 hereof, upon a written order of the Issuers signed by one Officer, which written order shall specify (a) the amount of Notes to be authenticated and the date of original issue thereof, (b) whether the Notes are Initial Notes or Additional Notes and (c) the amount of Notes to be issued in global form or definitive form.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03 Registrar and Paying Agent.

The Issuers shall maintain an office or agency within the City and State of New York where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Trustee has been appointed by DTC to act as Note Custodian with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04 Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuers or an Affiliate of the Issuers (including any Subsidiary) acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall provide to a Responsible Officer of the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

SECTION 2.06 Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary, (ii) an Event of Default has occurred and is continuing under this Indenture or (iii) the Issuers in their sole discretion notify the Trustee in writing that they elect to cause issuance of the Notes in certificated form. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in any Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in any Global Note also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in such Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfer described in this Section 2.06(b)(i).

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon notification from the Registrar that all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.06(h) hereof.

(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)    If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon notice by the Registrar of satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)    A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

(ii)    If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (i) above at a time when a Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (i) above.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing, and any additional certifications, documents and information, as applicable, reasonably requested by the Registrar.

(f)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE II OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO

SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS OR ANY SUCCESSOR THERETO.”

Additionally, for so long as DTC is the Depositary with respect to any Global Note, each such Global Note shall also bear a legend in substantially the following form:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), TO THE ISSUERS OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.

(h)    General Provisions Relating to Transfers and Exchanges.

(i)    Upon surrender for registration of transfers and exchanges of Global Notes and Definitive Notes, subject to Section 2.06, the Issuers shall execute and, upon the Issuers’ written order, signed by one or more Officers of the Issuers, the Trustee shall authenticate Global Notes and Definitive Notes at the Registrar’s request.

(ii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.05 hereof).

(iii)    The Registrar shall not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)    Every Global Note and Definitive Note presented or surrendered for registration of transfer or for exchange shall, if so required by the Issuers or the Trustee, be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

(v)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture and the Subsidiary Guarantees, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi)    The Issuers and the Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of a Note other than in denominations of $2,000 or multiple integrals of $1,000 in excess thereof.

(vii)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(viii)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(ix)    All certifications, certificates and documents required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

SECTION 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by one Officer of the Issuers, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee and any Agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their respective expenses in replacing a Note. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuers, the Trustee and any Agent in connection therewith.

Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary of the Issuers or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Issuers, a Subsidiary of the Issuers or an Affiliate of the Issuers offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Issuers, such Subsidiary or such Affiliate until legal title to such Notes passes to the Issuers, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10 Temporary Notes.

Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuers signed by one Officer of the Issuers. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Notes to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 Defaulted Interest.

If the Issuers defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 Additional Notes.

The Issuers shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the applicable Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price and first payment of interest. With respect to any Additional Notes, Andeavor Logistics shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information: (a) the aggregate principal amount at maturity of such Additional Notes to be authenticated and delivered pursuant to this Indenture and (b) the issue price, the issue date and the CUSIP number and corresponding ISIN of such Additional Notes.

SECTION 2.14 One Class of Notes.

Each series of Initial Notes issued on the Issue Date and any Additional Notes in respect thereof shall be treated as a single class for all purposes under this Indenture.

SECTION 2.15 CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or repurchase, as the case may be, as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase, as the case may be, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase, as the case may be, shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the “CUSIP” numbers. Any Additional Notes will not be issued with the same CUSIP, if any, as existing Notes unless such Additional Notes are fungible with existing Notes for U.S. federal income tax purposes.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes of any series pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least two (2) Business Days (unless a shorter notice period shall be agreed to by the Trustee and which notice may be conditional with respect to such two (2) Business Day period but not with respect to the not less than 10 but not greater than 60 day notice period, except as otherwise specified herein) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a redemption date, an Officer’s Certificate setting forth with respect to each series (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price or, in the case of a redemption pursuant to clause (a) of Section 3.07 hereof, the manner of the calculation of the redemption price, and (v) that the redemption price shall be deposited with the Trustee in immediately available funds no later than 10:00 a.m., New York City time, on the redemption date. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 3.02 Selection of Notes to Be Redeemed.

If less than all of the Notes of any series are to be repurchased or redeemed at any time, selection of such Notes for repurchase or redemption shall be made by the Trustee (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, (2) on a pro rata basis to the extent practicable and in accordance with the procedures of the Depositary or (3) by lot or in such other similar method in accordance with the procedures of the Depositary; provided that no Notes of $2,000 or less shall be repurchased or redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 days, but except as set forth in Section 3.04, nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $ 1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

SECTION 3.03 Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Issuers shall (x) deliver electronically, (y) mail or cause to be mailed, by first class mail, postage prepaid, or (z) provide otherwise in accordance with the procedures of the Depositary, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that a notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with satisfaction and discharge of this Indenture or Legal Defeasance or Covenant Defeasance, in each case pursuant to Article VIII hereof.

The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

(a)    the redemption date;

(b)    the redemption price or, in the case of a redemption pursuant to clause (a) of Section 3.07 hereof, the manner of the calculation of the redemption price;

(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)    the name and address of the Paying Agent;

(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)    that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)    the paragraph of the Notes and the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(i)    any condition precedent to which the redemption or notice of redemption is subject.

If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to such redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least two (2) Business Days (which notice may be conditional with respect to such two (2) Business Day period but not with respect to such not less than 10 but not greater than 60 day notice period, except as otherwise specified herein) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Notwithstanding the foregoing, notice of any redemption of the Notes may, at the Issuers’ discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of a change of control or financing transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded by the Issuers in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person. The Issuers shall notify the Trustee in writing promptly upon the satisfaction or failure of any condition precedent to any redemption or notice of redemption.

SECTION 3.05 Deposit of Redemption Price.

No later than 10:00 a.m. New York City time on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

If the Issuers complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of such Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in such Notes and in Section 4.01 hereof.

SECTION 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers’ written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of such Note surrendered.

SECTION 3.07 Optional Redemption.

(a)    Except as otherwise described in this Section 3.07, the Notes of each series will be redeemable in whole at any time or in part from time to time, at the Issuers’ option, prior to their maturity date, in the case of the 2022 Notes, prior to November 1, 2022 (one month prior to their maturity date) (the “2022 Par Call Date”), and in the case of the 2027 Notes, prior to September 1, 2027, (three months prior to their maturity date) (the “2027 Par Call Date”) and in the case of the 2047 Notes, prior to June 1, 2047 (six months prior to their maturity date) (the “2047 Par Call Date” and, together with the 2022 Par Call Date and the 2027 Par Call Date, each a “Par Call Date”)) at a redemption price equal to the greater of:

(i)    100% of the principal amount of the Notes of that series to be redeemed; or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at (x) the then-current Treasury Rate plus 25 basis point for the 2022 Notes, (y) the then-current Treasury Rate plus 30 basis points for the 2027 Notes and (z) the then-current Treasury Rate plus 40 basis points for the 2047 Notes.

In each case, the Issuers will also pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

(b)    If the 2022 Notes are redeemed on or after the 2022 Par Call Date, the Issuers shall pay a redemption price equal to 100% of the principal amount of the 2022 Notes redeemed, if the 2027 Notes are redeemed on or after the 2027 Par Call Date, the Issuers shall pay a redemption price equal to 100%

of the principal amount of the 2027 Notes redeemed and if the 2047 Notes are redeemed on or after the 2047 Par Call Date, the Issuers shall pay a redemption price equal to 100% of the principal amount of the 2047 Notes redeemed.

The Issuers shall also pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

(c)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE IV

COVENANTS

SECTION 4.01 Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, and premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Any principal, premium and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at the rate borne on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02 Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the office of the Trustee at 100 Wall Street, 16th Floor, New York, New York 10005, as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

SECTION 4.03 Reports.

(a)    So long as any Notes of any series are outstanding, Andeavor Logistics shall furnish (whether through hard copy or internet-accessible data) to the Holders of any outstanding series of Notes and the Trustee, within 30 days after it files the same with the SEC, copies of, (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Andeavor Logistics were required to file such reports, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Andeavor Logistics were required to file such reports.

(b)    All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on Andeavor Logistics’ consolidated financial statements by Andeavor Logistics’ independent registered public accounting firm. In addition, Andeavor Logistics shall file a copy of each of the reports referred to in clauses (a)(i) and (a)(ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

(c)    Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Andeavor Logistics’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(d)    Andeavor Logistics shall be deemed to have furnished such reports to the Trustee and the Holders of Notes pursuant to this Section 4.03, if it has filed such reports with the SEC using the EDGAR filing system (or any successor thereto) and such reports are publicly available.

(e)    In the event that any direct or indirect parent company of Andeavor Logistics becomes a Guarantor of each outstanding series of the Notes, the obligations under this Section 4.03 may be satisfied by such parent company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent company, on the one hand, and the information relating to Andeavor Logistics and its subsidiaries on a standalone basis, on the other hand.

SECTION 4.04 Compliance Certificate.

(a)    Andeavor Logistics shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of Andeavor Logistics and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Andeavor Logistics has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Andeavor Logistics has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Andeavor Logistics is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Andeavor Logistics is taking or proposes to take with respect thereto.

(b)    Andeavor Logistics shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any executive Officer having knowledge that an event or circumstance constitutes a Default or an Event of Default and that such event or circumstance has occurred and is existing, an Officer’s Certificate specifying such Default or Event of Default and what action Andeavor Logistics is taking or proposes to take with respect thereto.

SECTION 4.05 Waiver of Stay, Extension and Usury Laws.

Andeavor Logistics covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Andeavor Logistics (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06 Secured Indebtedness.

If the Issuers or any Restricted Subsidiary incurs any Indebtedness secured by a Lien (other than a Permitted Lien) on any Principal Property or on any share of stock or Indebtedness of a Restricted Subsidiary, the Issuers or such Restricted Subsidiary, as the case may be, will secure the Notes of each series equally and ratably with (or, at their option, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien.

SECTION 4.07 Additional Subsidiary Guarantees.

If, after the Issue Date, any Domestic Subsidiary (other than Finance Corp.) that is not already a Guarantor (whether or not acquired or created by Andeavor Logistics or a Subsidiary after the Issue Date) guarantees Indebtedness of the Issuers or becomes an obligor, in each case, under any Credit Facilities or under any capital markets securities with respect to which the Issuers or a Guarantor is an obligor or a guarantor, then such Domestic Subsidiary shall become a Guarantor with respect to the Notes of each series issued thereunder by executing and delivering a supplemental indenture, in the form provided for herein, to the Trustee within 180 days of the date on which it guarantees such Indebtedness. Notwithstanding the preceding, any Subsidiary Guarantee of a Subsidiary that was incurred pursuant to this Section 4.07 shall be released in the circumstances described under Section 10.03 hereof.

SECTION 4.08 Limitations on Finance Corp. Activities.

Finance Corp. may not incur Indebtedness for borrowed money unless (1) Andeavor Logistics is a borrower, issuer, co-issuer or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned, distributed to or otherwise transferred to Andeavor Logistics or used to acquire outstanding debt securities issued by Andeavor Logistics or Finance Corp. Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for Andeavor Logistics or its Restricted Subsidiaries, performing ministerial actions related thereto or under any relevant Indebtedness or taking any other action necessary to maintain its corporate existence.

ARTICLE V

SUCCESSORS

SECTION 5.01 Merger, Consolidation, or Sale of Assets.

The Issuers shall not consolidate or merge with or into (whether or not the Issuers are the surviving entities), or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of their properties or assets in one or more related transactions, to another Person, unless the Issuers are the resulting, transferee or surviving Person or the resulting, transferee or surviving Person (if other than the Issuers) is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, transferee or surviving Person assumes, pursuant to a supplemental indenture and other documentation in form and substance reasonably satisfactory to the Trustee, all of the obligations and covenants of the Issuers under this Indenture and the Notes of each series; provided that, unless such resulting, transferee or surviving Person is a corporation, a corporate co-issuer of the Notes of each series shall be added to this Indenture by such supplemental indenture; provided, further, that Finance Corp. may consolidate or merge with or into Andeavor Logistics or any successor of Andeavor Logistics if such Person is a corporation and so long as such Person is an Issuer, it need not execute a supplemental indenture.

This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuers and any of the Guarantors.

SECTION 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuers in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuers are merged or to whom such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the “Issuers” shall refer instead to such successor Person and not to the Person previously defined as the Issuers), and may exercise every right and power of, the Issuers under this Indenture and the Notes of each series with the same effect as if such successor Person originally had been named as the Issuers herein; and when such successor corporation duly assumes all of the obligations and covenants of the Issuers pursuant to the Notes of each series and hereto, the predecessor Person shall be relieved of all such obligations. The successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the predecessor Person, any or all the Notes issuable hereunder which theretofore shall not have been signed by the predecessor Person and delivered to the Trustee; and, upon the order of the successor Person, instead of the predecessor Person, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the predecessor Person to the Trustee for authentication, and any Notes which the successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of the execution hereof.

In case of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

An “Event of Default”, with respect to a series of notes, occurs if:

(a)    the Issuers default in the payment when due of interest on any Note of such series and such default continues for a period of 30 days;

(b)    the Issuers default in the payment when due of principal of or premium, if any, on any Note of such series;

(c)    the Issuers fail to comply with any of the provisions of Section 5.01 hereof and such failure continues for 30 days after written notice is given to the Issuers as provided herein with respect to such series of Notes or in any series of Notes;

(d)    Andeavor Logistics fails to comply with Section 4.03 hereof and such failure continues for 120 days after written notice is given to Andeavor Logistics as provided below with respect to such series of Notes or in any series of Notes;

(e)    the Issuers or any of their Restricted Subsidiaries fail to comply with any other agreement in this Indenture or any series of Notes (other than a failure that is subject to clause (a), (b), (c) or (d) above) and such failure continues for 90 days after written notice is given to the Issuers as provided herein with respect to such series of Notes or in any series of Notes;

(f)    a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor (or the payment of which is guaranteed by the Issuers or any Guarantor), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $200.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within ten Business Days after the running of such grace period or the occurrence of such acceleration;

(g)    [Reserved];

(h)    either of the Issuers or any of the Guarantors that are Significant Subsidiaries or any group of Guarantors that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Code: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due;

(i)    a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that (i) is for relief against the Issuers or any of the Guarantors that are Significant Subsidiaries or any group of Guarantors that, when taken together, would constitute a Significant Subsidiary, in an involuntary case; (ii) appoints a custodian of the Issuers or any of the Guarantors that are Significant Subsidiaries or any group of Guarantors that, when taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuers or any of the Guarantors that are Significant Subsidiaries or any group of Guarantors that, when taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Issuers or any of the Guarantors that are Significant Subsidiaries or any group of Guarantors that, when taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; and

(j)    except as permitted by this Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with this Indenture).

A Default under clause (c), (d) or (e) above shall not constitute an Event of Default with respect to a series of Notes until the Trustee or the Holders of not less than 25% in the aggregate principal amount of the then outstanding Notes of such series provides written notice to the Issuers of the Default and the Issuers do not cure such Default within the specified time after receipt of such notice.

SECTION 6.02 Acceleration.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of a series then outstanding, voting as a single class, may declare all the Notes of such series to be due and payable immediately. Upon any such declaration, such Notes shall become due and payable immediately without further action or notice, subject to the provisions of this Indenture. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Issuers or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice, subject to the provisions of this Indenture. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes of a series of Notes by written notice to the Trustee may on behalf of all of the Holders of such Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, and interest on the Notes of each applicable series or to enforce the performance of any provision of the Notes of each applicable series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults.

In the case of an Event of Default specified in clause (f) of the first paragraph under Section 6.01, an Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded with respect to the Notes of each series, automatically and without any action by the Trustee or the Holders, if within 60 days after such Event of Default first arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (ii) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured; provided, however, that in no event shall an acceleration of the principal amount of any series of Notes pursuant to Section 6.02 hereof be annulled, waived or rescinded upon the happening of any such events.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of a series by notice to the Trustee may on behalf of the Holders of the Notes of such series (1) waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest, if any, on, or the principal of or premium on, the Notes of any series and (2) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes of a series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of any series or that may involve the Trustee in personal liability.

SECTION 6.06 Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of any series of Notes may pursue a remedy with respect to this Indenture or the Notes of such series unless:

(a)    the Holder of a Note has previously given to the Trustee written notice of a continuing Event of Default;

(b)    the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series have made a written request to the Trustee to pursue the remedy;

(c)    such Holder of a Note or Holders of Notes offers to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)    the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)    during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase or redemption), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense, and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any series.

ARTICLE VII

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(i)    the Trustee need perform only those duties that are specifically set forth in this Indenture and the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee. To the extent of any conflict between the duties of the Trustee hereunder and under the TIA, the TIA shall control; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 Rights of Trustee.

(a)    The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction.

(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)    The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03 Individual Rights of Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the later of (a) the date the Default or Event of Default shall have occurred and (b) the date such Responsible Officer first had such actual knowledge. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06 Reports by Trustee to Holders of the Notes.

Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07 Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as such parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a)    the Trustee fails to comply with Section 7.10 hereof;

(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(c)    a Custodian takes charge of the Trustee or its property; or

(d)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuers), the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction (in the case of the Trustee, at the expense of the Issuers) for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ and the Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or sells or otherwise transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuers and the Holders of the Notes.

SECTION 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 7.11 Preferential Collection of Claims Against the Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01 Satisfaction and Discharge of Indenture.

This Indenture shall upon delivery of a written request of an Officer of the Issuers to the Trustee cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a)    either

(i)    all such Notes theretofore authenticated and delivered (other than (1) such Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 hereof and (2) such Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 8.08 hereof) have been delivered to the Trustee for cancellation; or

(ii)    all such Notes not theretofore delivered to the Trustee for cancellation

(1)    have become due and payable by reason of the making of a notice of redemption or otherwise,

(2)    will become due and payable at their final Stated Maturity within one year, or

(3)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Issuers, and the Issuers, in the case of (ii)(1), (ii)(2) or (ii)(3) above, have deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the purpose and the benefit of the Holders of such Notes, an amount of U.S. dollars or non-callable Government Securities, or a combination thereof, sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of such Notes which have become due and payable), the Stated Maturity or the redemption date (as the case may be) of the principal of the Notes;

(b)    no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which shall be used to defease all of the outstanding Notes pursuant to this Article VIII concurrently with such incurrence or within 30 days thereof), and such deposit shall not result in a breach or violation of, or constitute a default under, any material instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(c)    the Issuers or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuers with respect to such Notes; and

(d)    the Issuers have delivered to the Trustee (i) irrevocable instructions under this Indenture to apply the deposited funds toward the payment of such Notes at their Stated Maturity or on the redemption date, as the case may be, and (ii) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; provided that such Opinion of Counsel with respect to clause (b) of this Section 8.01 may be to the knowledge of such counsel.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Issuers to the Trustee under Section 7.07 hereof, and, if U.S. dollars or Government Securities shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 8.01, the obligations of the Issuers or Trustee under Section 8.02 hereof and Section 8.08 hereof shall survive.

SECTION 8.02 Application of Trust Money.

Subject to the provisions of Section 8.08 hereof, all money and Government Securities deposited with the Trustee pursuant to Section 8.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money or Government Securities has been deposited with the Trustee.

SECTION 8.03 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of their Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, exercise their right under either Section 8.04 or 8.05 hereof with respect to a series of outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.04 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.03 hereof of the option applicable to this Section 8.04 with respect to a series of Notes, each of the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, be deemed to have discharged its obligations with respect to all outstanding Notes of such series and, as applicable, its Subsidiary Guarantees in respect of the Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that each of the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of the applicable series, and to the extent applicable, represented by the Subsidiary Guarantees in respect of the Notes of such series, which in each case shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.07 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes or Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.06 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest, if any, on, such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.04 notwithstanding the prior exercise of their option under Section 8.05 hereof.

SECTION 8.05 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.03 hereof of the option applicable to this Section 8.05, each of the Issuers and the Guarantors shall, with respect to a series of Notes, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, be released from its obligations under the covenants contained in Article IV hereof (other than those in Sections 4.01, 4.02 and 4.05), Article V hereof on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of a series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.03 hereof of the option applicable to this Section 8.05 hereof, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, Sections 6.01(c) through 6.01(j) hereof shall not constitute Events of Default.

SECTION 8.06 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.04 or 8.05 hereof in order to exercise either Legal Defeasance or Covenant Defeasance with respect to the outstanding Notes of any series:

(a)    the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such series of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and premium, if any, and interest, if any, on, the outstanding Notes of such series on the stated maturity or on the applicable repurchase or redemption date, as the case may be, and the Issuers must specify whether the Notes of such series are being defeased to maturity or to a particular repurchase or redemption date;

(b)    in the case of an election under Section 8.04 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such series shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)    in the case of an election under Section 8.05 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of such series shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)    no Default or Event of Default with in respect of such series of Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or borrowing of funds or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of the proceeds of which shall be applied to such deposit);

(e)    such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit;

(f)    the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of such series of Notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(g)    the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.07 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.08 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.07, the “Trustee”) pursuant to Section 8.06 hereof in respect of the applicable outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.06 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the applicable outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.06 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.06(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.08 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, or premium, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

SECTION 8.09 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.04 or 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or 8.05 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or 8.05 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, or premium, if any, or interest, if any, on, any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuers and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees without the consent of any Holder of a Note:

(a)    to cure any ambiguity, defect, omission, mistake or inconsistency;

(b)    to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c)    to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all assets of the Issuers pursuant to Article V hereof or of any Guarantor pursuant to Article X hereof or to add any Person as a Guarantor hereunder or to release any Guarantor or otherwise comply with Article X, including the addition of any required co-issuer of the Notes;

(d)    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(e)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f)    to allow any Guarantor to Guarantee the Notes or to release any Guarantor from any of its obligations under its Guarantee or this Indenture pursuant to Section 10.03;

(g)    to evidence or provide for the acceptance of appointment of a successor Trustee pursuant to Sections 7.08 or 7.09 hereof;

(h)    to add any additional Events of Default;

(i)    to secure the Notes and/or the Subsidiary Guarantees;

(j)    to conform the text of this Indenture, the Notes, the Subsidiary Guarantees to any provision of the Description of the Notes section of the Prospectus to the extent that such provision in the Description of the Notes was intended to be a recitation of a provision of this Indenture, the Notes or the Subsidiary Guarantees;

(k)    to provide for the issuance of Additional Notes and related Subsidiary Guarantees; and

(l)    to comply with the rules of any applicable securities depository.

Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by a Responsible Officer of the Trustee of an Officer’s Certificate and an Opinion of Counsel, the Trustee shall join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture, the Notes of a series or the related Subsidiary Guarantees with the consent of the Holders, with respect to a series of the Notes, of at least a majority in aggregate principal amount of the then outstanding Notes of such series (including consents obtained in connection with the purchase of, or a tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default, Event of Default or compliance with any provision of this Indenture, the Notes of a series or the related Subsidiary Guarantees may be waived with the consent of the Holders of more than 50% in aggregate principal amount of the then outstanding Notes of such series that are affected by such waiver, voting as one class (including consents obtained in connection with a purchase of or tender offer or exchange offer for such Notes).

Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by a Responsible Officer of the Trustee of an Officer’s Certificate and an Opinion of Counsel, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of more than 50% in aggregate principal amount of the Notes of such series of Notes that are affected by the applicable waiver then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes, or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver under any provision of this Indenture, Notes or any Subsidiary Guarantee;

(b)    reduce the principal of or change the fixed maturity of any Note or alter or waive in any manner that adversely affects the rights of any Holder of Notes any of the provisions with respect to the redemption of the Notes;

(c)    reduce the rate of or change the time for payment of interest, including default interest, if any, on any Note;

(d)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)    make any Note payable in currency other than that stated in such Note;

(f)    make any change that adversely affects the rights of any Holder of Notes in the provisions of this Indenture relating to waivers of past Defaults or make any change to the rights of Holders of Notes to receive payments of principal of, or premium, if any, or interest, if any, on the Notes (except as permitted by clause (g) of this Section 9.02);

(g)    waive a redemption payment with respect to any Note; or

(h)    make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers, in exchange for all Notes affected by the applicable amendment, supplement or waiver, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Issuers may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. Notwithstanding the foregoing, neither an Opinion of Counsel nor an Officer’s Certificate, nor a board resolution, shall be required for the Trustee to execute any supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, adding a new Guarantor under this Indenture.

ARTICLE X

GUARANTEES

SECTION 10.01 Subsidiary Guarantees.

Subject to this Article X, each Guarantor hereby, jointly and severally, unconditionally guarantees on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Issuers hereunder and thereunder, that:

(a)    the principal of, and premium, if any, interest, if any, on, the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of, and premium, if any, (to the extent permitted by law) interest, if any, on, the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and

(b)    in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise.

Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder and under the Notes in the same manner and to the same extent as the Obligations of the Issuers hereunder and under the Notes. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture or upon the release of such Subsidiary Guarantee pursuant to Section 10.03 hereof. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right to exercise any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby, except as provided under Section 10.04 hereof. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor pursuant to Section 10.04 hereof after the Notes and the Obligations hereunder shall have been paid in full to the Holders under the Subsidiary Guarantees.

SECTION 10.02 Execution and Delivery of Additional Subsidiary Guarantee or Supplemental Indenture; Notation of Subsidiary Guarantee.

The Subsidiary Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture on the date of this Indenture, a supplemental indenture hereto) and not by an endorsement on, or attachment to, any Note or notation thereof. To effect any Subsidiary Guarantee of any Guarantor not party to this Indenture on the date of this Indenture, such future Guarantor shall execute and deliver a supplemental indenture substantially in the form attached as Exhibit D hereto, which supplemental indenture shall be executed and delivered on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each or any Note a notation of such Subsidiary Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

For so long as a Subsidiary Guarantee of such Guarantor remains in full force and effect, each Guarantor hereby irrevocably appoints the Issuers as its attorney-in-fact for the purpose of executing in the name and on behalf of such Guarantor any supplemental indenture to this Indenture, or consent to any such supplemental indenture, which the Issuers and the Trustee are authorized to enter into pursuant to Section 9.01 or 9.02 of this Indenture.

SECTION 10.03 Releases.

The Subsidiary Guarantee of a Guarantor shall be released:

(a)    in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) one of the Issuers or a Guarantor;

(b)    in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) one of the Issuers or a Guarantor;

(c)    upon (or concurrently with) the release or discharge of a Guarantor’s guarantee of the Credit Facilities and the Existing Senior Notes, except as a result of payment under such guarantee;

(d)    upon Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article VIII hereof;

(e)    upon the release or discharge of a Guarantor’s guarantee or its obligation of any Indebtedness that resulted in its obligation to provide a Subsidiary Guarantee with respect to the Notes; or

(f)    upon the liquidation or dissolution of such Guarantor, provided that no Default or Event of Default has occurred and is continuing.

Upon delivery by the Issuers to the Trustee of an Officer’s Certificate to the effect that any of the conditions set forth in clauses (a) through (f) of the immediately preceding paragraph has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligation under its Subsidiary Guarantee and this Indenture. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, and premium, if any, and interest, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article X.

SECTION 10.04 Limitation on Guarantor Liability; Contribution.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.05 Trustee to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term “Trustee” as used in this Article X shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article X in place of the Trustee.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 11.02 Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the others’ address:

If to the Issuers or any Guarantor:

Andeavor Logistics LP

19100 Ridgewood Parkway

San Antonio, Texas 78259

Attention: Corporate Secretary

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Ari Blaut, Esq.

If to the Trustee:

U.S. Bank National Association

535 Griswold, Suite 550

Detroit, Michigan 48226

Fax No.: (313) 963-9428

Attention: Corporate Trust Administration

The Issuers, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07 No Personal Liability of Directors, Officers, Employees, Managers, Incorporators, Members, Partners and Stockholders.

No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Issuers or any of their Subsidiaries, or of any member, partner or stockholder of any such entity, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture, or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08 Governing Law.

THIS INDENTURE, THE SUBSIDIARY GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10 Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of each Guarantor in this Indenture and the Subsidiary Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

ANDEAVOR LOGISTICS LP

By:	Tesoro Logistics GP, LLC, its general partner

By:	/s/ Stephan E. Tompsett
Stephan E. Tompsett
Vice President and Treasurer

[Signature Page to Indenture]

TESORO LOGISTICS FINANCE CORP.

By:	/s/ Stephan E. Tompsett
Stephan E. Tompsett
Vice President and Treasurer

[Signature Page to Indenture]

GREEN RIVER PROCESSING, LLC,
ANDEAVOR FIELD SERVICES LLC,
ANDEAVOR MIDSTREAM PARTNERS GP LLC,
ANDEAVOR MIDSTREAM PARTNERS OPERATING LLC,
ANDEAVOR GATHERING I LLC,
TESORO ALASKA PIPELINE COMPANY LLC,
TESORO ALASKA TERMINALS LLC,
TESORO HIGH PLAINS PIPELINE COMPANY LLC,
TESORO LOGISTICS NORTHWEST PIPELINE LLC,
TESORO LOGISTICS OPERATIONS LLC,
TESORO LOGISTICS PIPELINES LLC,
TESORO SOCAL PIPELINE COMPANY LLC
WESTERN REFINING PIPELINE, LLC
WESTERN REFINING WHOLESALE, LLC
WESTERN REFINING TERMINALS, LLC
WNRL FINANCE CORP.
WNRL ENERGY GP, LLC
WNRL ENERGY, LLC
WESTERN REFINING PRODUCT TRANSPORT, LLC

By:	/s/ Stephan E. Tompsett
Stephan E. Tompsett
Vice President and Treasurer

ANDEAVOR MIDSTREAM PARTNERS LP,
By:	Andeavor Midstream Partners GP LLC, its general partner

By:	/s/ Stephan E. Tompsett
Stephan E. Tompsett
Vice President and Treasurer

RENDEZVOUS PIPELINE COMPANY, LLC,
By:	Andeavor Gathering I LLC, its sole member and sole manager

By:	/s/ Stephan E. Tompsett
Stephan E. Tompsett
Vice President and Treasurer

[Signature Page to Indenture]

WESTERN REFINING LOGISTICS, LP
By:	Western Refining Logistics GP, LLC, its general partner

By:	/s/ Stephan E. Tompsett
Stephan E. Tompsett
Vice President and Treasurer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ James Kowalski
Name:	James Kowalski
Title:	Vice President

[Signature Page to Indenture]

EXHIBITS

Exhibit A	FORM OF 2022 NOTE

Exhibit B	FORM OF 2027 NOTE

Exhibit C	FORM OF 2047 NOTE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE – ADDITIONAL SUBSIDIARY GUARANTEES

EXHIBIT A

[Insert the Global Note Legends, if applicable, pursuant to the provisions of the Indenture]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE II OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS OR ANY SUCCESSOR THERETO.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), TO THE ISSUERS OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

(Face of Note)

CUSIP: 03350W AA7

ISIN: US03350WAA71

3.500% Senior Notes due 2022

No.

Principal Amount at Maturity: U.S. $

ANDEAVOR LOGISTICS LP and TESORO LOGISTICS FINANCE CORP.

Andeavor Logistics LP, a Delaware limited partnership (“Andeavor Logistics”) and Tesoro Logistics Finance Corp., a Delaware corporation (“Finance Corp.” and together with Andeavor Logistics, the “Issuers”), promise to pay to Cede & Co, or registered assigns, the principal sum of                      Dollars on December 1, 2022 [or such greater or lesser amount as may be indicated on Schedule A hereto].1

Interest Payment Dates: June 1 and December 1, commencing on June 1, 2018.

Record Dates: May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

ANDEAVOR LOGISTICS LP
By:	Tesoro Logistics GP, LLC, its general partner

By:
Name:	Stephan E. Tompsett
Title:	Vice President and Treasurer

TESORO LOGISTICS FINANCE CORP.

By:
Name:	Stephan E. Tompsett
Title:	Vice President and Treasurer

[1]	If this Note is a Global Note, include this provision.

This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:		Dated:
Authorized Signatory

(Back of Note)

3.500% Senior Notes due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest. Andeavor Logistics LP, a Delaware limited partnership (“Andeavor Logistics”) and Tesoro Logistics Finance Corp., a Delaware corporation (“Finance Corp.” and together with Andeavor Logistics, the “Issuers”), promise to pay interest on the principal amount of this 2022 Note at 3.500% per annum, from November 28, 2017 until maturity. The Issuers will pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 2022 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this 2022 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of 2022 Notes, in which case interest shall accrue from date of authentication; provided further that the first Interest Payment Date shall be June 1, 2018. The Issuers shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at the rate borne on the 2022 Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment. The Issuers will pay interest on the 2022 Notes (except defaulted interest) to the Persons who are registered Holders of 2022 Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 2022 Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium on, all Global Notes and all other 2022 Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of its Subsidiaries may act in any such capacity.

4.    Indenture. The Issuers issued the 2022 Notes under an Indenture dated as of November 28, 2017 (“Indenture”) among the Issuers, the Guarantors and the Trustee, as the same may be amended, modified or supplemented from time to time. The terms of the 2022 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The 2022 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2022 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 2022 Notes are unsecured obligations of the Issuers.

5.    Optional Redemption.

(a)    The 2022 Notes will be redeemable in whole at any time or in part from time to time, at the Issuers’ option, prior to November 1, 2022 (one month prior to their maturity date) (the “2022 Par Call Date”), at a redemption price equal to the greater of:

(i)    100% of the principal amount of the 2022 Notes to be redeemed; or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate plus 25 basis points for the 2022 Notes.

The Issuers will also pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

(b)    If the 2022 Notes are redeemed on or after the 2022 Par Call Date, the Issuers will pay a redemption price equal to 100% of the principal amount of the 2022 Notes redeemed.

The Issuers will also pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

6.    Notice of Redemption. The notice of redemption will be mailed at least 10 days but except as set forth in Section 3.03 of the Indenture not more than 60 days before the redemption date to each Holder whose 2022 Notes are to be redeemed at its registered address. 2022 Notes in denominations larger than $2,000 may be redeemed in part in whole multiples of $1,000; provided that the unredeemed principal amount of such 2022 Notes is not less than $2,000. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

7.    Denominations, Transfer, Exchange. The 2022 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $ 1,000 in excess thereof. The transfer of 2022 Notes may be registered and 2022 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any 2022 Note or portion of a 2022 Note selected for redemption, except for the unredeemed portion of any 2022 Note being redeemed in part. Also, it need not exchange or register the transfer of any 2022 Notes for a period of 15 days before a selection of 2022 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

8.    Persons Deemed Owners. The registered Holder of a 2022 Note may be treated as its owner for all purposes.

9.    Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the related Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by the amendment or supplement, voting as one class, and any existing default or compliance with any provision of the Indenture or the Notes or the related Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by such waiver, voting as a class.

Without the consent of any Holder of a Note, the Indenture, the Notes or the related Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuers’ or any Guarantor’s Obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s assets, including the addition of any required co-issuer of Notes; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of any Holders under the Indenture; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, to evidence or provide for the acceptance of appointment of a successor Trustee or to add any additional Events of Default; to secure the Notes and/or the Subsidiary Guarantees; to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the Description of the Notes section of the Prospectus to the extent that such provision in the Description of the Notes was intended to be a recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees; to provide for Additional Notes and related Subsidiary Guarantees; or to comply with the rules of any applicable securities depositary.

10.    Defaults and Remedies. Events of Default include: (a) default in the payment when due of interest on the 2022 Notes and such default continues for a period of 30 days after written notice is given to the Issuers as provided in the Indenture; (b) default in the payment when due of principal of, or premium, if any, on, the 2022 Notes; (c) failure by the Issuers to comply with any of the provisions of Section 5.01 of the Indenture and such failure continues for 30 days after written notice is given to the Issuers as provided in the Indenture; (d) failure by Andeavor Logistics to comply with Section 4.03 of the Indenture and such failure continues for 120 days after written notice is given to Andeavor Logistics as provided in the Indenture; (e) failure by the Issuers or any of their Restricted Subsidiaries to comply with any other agreement in the Indenture or 2022 Notes (other than a failure that is subject to clause (a), (b), (c) or (d) above) and such failure continues for 90 days after written notice is given to the Issuers as provided in the Indenture; (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor (or the payment of which is guaranteed by the Issuers or any Guarantor), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $200.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within 10 Business Days after the running of such grace period or the occurrence of such acceleration; (g) [reserved]; (h) certain events of bankruptcy or insolvency with respect to either of the Issuers or any Guarantors that are Significant Subsidiaries or any group of Guarantors that, when taken together, would constitute a Significant Subsidiary as described in the Indenture; or (i) except as permitted in the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of termination of the Indenture or the release of such Subsidiary Guarantee in accordance with the Indenture). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding of a series, voting as a single class, may declare all the Notes of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the

Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the Trustee in its exercise of any trust or power with respect to the Notes with respect to such series. The Trustee may withhold from Holders of the Notes of any series notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes of a series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes of any series. In the case of an Event of Default specified in clause (f) of this paragraph, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the 2022 Notes, automatically and without any action by the Trustee or the Holders of the 2022 Notes, if within 60 days after such Event of Default first arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (2) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been cured; provided, however, that in no event shall an acceleration of the principal amount of such Notes as described above be annulled, waived or rescinded upon the happening of any such events. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

11.    Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

12.    No Recourse Against Others. A director, officer, employee, manager, incorporator, partner, member or stockholder of the Issuers or any Subsidiary of the Issuers or any Guarantor, as such, shall not have any liability for any obligations of the Issuers or Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

13.    Authentication. This Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee or an authenticating agent.

14.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the 2022 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16.    Governing Law. THE INDENTURE, THE SUBSIDIARY GUARANTEES AND THE 2022 NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Andeavor Logistics LP

19100 Ridgewood Parkway

San Antonio, Texas 78259

Attention: General Counsel

[Remainder of Page Intentionally Left Blank]

ASSIGNMENT FORM

To assign this Note, fill in the Form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. no.)

and irrevocably appoint                              agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE A

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Trustee or Note Custodian

***	This Schedule should be included only if the Note is issued in global form.

EXHIBIT B

[Insert the Global Note Legends, if applicable, pursuant to the provisions of the Indenture]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE II OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS OR ANY SUCCESSOR THERETO.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), TO THE ISSUERS OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

(Face of Note)

CUSIP: 03350W AC3

ISIN: US03350WAC38

4.250% Senior Notes due 2027

No.

Principal Amount at Maturity: U.S. $

ANDEAVOR LOGISTICS LP and TESORO LOGISTICS FINANCE CORP.

Andeavor Logistics LP, a Delaware limited partnership (“Andeavor Logistics”) and Tesoro Logistics Finance Corp., a Delaware corporation (“Finance Corp.” and together with Andeavor Logistics, the “Issuers”), promise to pay to Cede & Co., or registered assigns, the principal sum of                      Dollars on December 1, 2027 [or such greater or lesser amount as may be indicated on Schedule A hereto].2

Interest Payment Dates: June 1 and December 1, commencing on June 1, 2018.

Record Dates: May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

ANDEAVOR LOGISTICS LP
By:	Tesoro Logistics GP, LLC, its general partner

By:
Name:	Stephan E. Tompsett
Title:	Vice President and Treasurer

TESORO LOGISTICS FINANCE CORP.

By:
Name:	Stephan E. Tompsett
Title:	Vice President and Treasurer

[2]	If this Note is a Global Note, include this provision.

This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:		Dated:
Authorized Signatory

(Back of Note)

4.250% Senior Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest. Andeavor Logistics LP, a Delaware limited partnership (“Andeavor Logistics”) and Tesoro Logistics Finance Corp., a Delaware corporation (“Finance Corp.” and together with Andeavor Logistics, the “Issuers”), promise to pay interest on the principal amount of this 2027 Note at 4.250% per annum, from November 28, 2017 until maturity. The Issuers will pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 2027 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this 2027 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of 2027 Notes, in which case interest shall accrue from date of authentication; provided further that the first Interest Payment Date shall be June 1, 2018. The Issuers shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at the rate borne on the 2027 Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment. The Issuers will pay interest on the 2027 Notes (except defaulted interest) to the Persons who are registered Holders of 2027 Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 2027 Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium on, all Global Notes and all other 2027 Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of its Subsidiaries may act in any such capacity.

4.    Indenture. The Issuers issued the 2027 Notes under an Indenture dated as of November 28, 2017 (“Indenture”) among the Issuers, the Guarantors and the Trustee, as the same may be amended, modified or supplemented from time to time. The terms of the 2027 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The 2027 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2027 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 2027 Notes are unsecured obligations of the Issuers.

5.    Optional Redemption.

(a)    The 2027 Notes will be redeemable in whole at any time or in part from time to time, at the Issuers’ option, prior to September 1, 2027 (three months prior to their maturity date) (the “2027 Par Call Date”), at a redemption price equal to the greater of:

(i)    100% of the principal amount of the 2027 Notes to be redeemed; or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate plus 30 basis points for the 2027 Notes.

The Issuers will also pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

(b)    If the 2027 Notes are redeemed on or after the 2027 Par Call Date, the Issuers will pay a redemption price equal to 100% of the principal amount of the 2027 Notes redeemed.

The Issuers will also pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

6.    Notice of Redemption. The notice of redemption will be mailed at least 10 days but except as set forth in Section 3.03 of the Indenture not more than 60 days before the redemption date to each Holder whose 2027 Notes are to be redeemed at its registered address. 2027 Notes in denominations larger than $2,000 may be redeemed in part in whole multiples of $1,000; provided that the unredeemed principal amount of such 2027 Notes is not less than $2,000. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

7.    Denominations, Transfer, Exchange. The 2027 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $ 1,000 in excess thereof. The transfer of 2027 Notes may be registered and 2027 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any 2027 Note or portion of a 2027 Note selected for redemption, except for the unredeemed portion of any 2027 Note being redeemed in part. Also, it need not exchange or register the transfer of any 2027 Notes for a period of 15 days before a selection of 2027 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

8.    Persons Deemed Owners. The registered Holder of a 2027 Note may be treated as its owner for all purposes.

9.    Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the related Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by the amendment or supplement, voting as one class, and any existing default or compliance with any provision of the Indenture or the Notes or the related Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by such waiver, voting as a class.

Without the consent of any Holder of a Note, the Indenture, the Notes or the related Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuers’ or any Guarantor’s Obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s assets, including the addition of any required co-issuer of Notes; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of any Holders under the Indenture; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, to evidence or provide for the acceptance of appointment of a successor Trustee or to add any additional Events of Default; to secure the Notes and/or the Subsidiary Guarantees; to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the Description of the Notes section of the Prospectus to the extent that such provision in the Description of the Notes was intended to be a recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees; to provide for Additional Notes and related Subsidiary Guarantees; or to comply with the rules of any applicable securities depositary.

10.    Defaults and Remedies. Events of Default include: (a) default in the payment when due of interest on the 2027 Notes and such default continues for a period of 30 days after written notice is given to the Issuers as provided in the Indenture; (b) default in the payment when due of principal of, or premium, if any, on, the 2027 Notes; (c) failure by the Issuers to comply with any of the provisions of Section 5.01 of the Indenture and such failure continues for 30 days after written notice is given to the Issuers as provided in the Indenture; (d) failure by Andeavor Logistics to comply with Section 4.03 of the Indenture and such failure continues for 120 days after written notice is given to Andeavor Logistics as provided in the Indenture; (e) failure by the Issuers or any of their Restricted Subsidiaries to comply with any other agreement in the Indenture or 2027 Notes (other than a failure that is subject to clause (a), (b), (c) or (d) above) and such failure continues for 90 days after written notice is given to the Issuers as provided in the Indenture; (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor (or the payment of which is guaranteed by the Issuers or any Guarantor), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $200.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within 10 Business Days after the running of such grace period or the occurrence of such acceleration; (g) [reserved]; (h) certain events of bankruptcy or insolvency with respect to either of the Issuers or any Guarantors that are Significant Subsidiaries or any group of Guarantors that, when taken together, would constitute a Significant Subsidiary as described in the Indenture; or (i) except as permitted in the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of termination of the Indenture or the release of such Subsidiary Guarantee in accordance with the Indenture). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding of a series, voting as a single class, may declare all the Notes of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the

Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the Trustee in its exercise of any trust or power with respect to the Notes with respect to such series. The Trustee may withhold from Holders of the Notes of any series notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes of a series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes of any series. In the case of an Event of Default specified in clause (f) of this paragraph, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the 2027 Notes, automatically and without any action by the Trustee or the Holders of the 2027 Notes, if within 60 days after such Event of Default first arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (2) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been cured; provided, however, that in no event shall an acceleration of the principal amount of such Notes as described above be annulled, waived or rescinded upon the happening of any such events. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

11.    Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

12.    No Recourse Against Others. A director, officer, employee, manager, incorporator, partner, member or stockholder of the Issuers or any Subsidiary of the Issuers or any Guarantor, as such, shall not have any liability for any obligations of the Issuers or Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

13.    Authentication. This Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee or an authenticating agent.

14.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the 2027 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16.    Governing Law. THE INDENTURE, THE SUBSIDIARY GUARANTEES AND THE 2027 NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Andeavor Logistics LP

19100 Ridgewood Parkway

San Antonio, Texas 78259

Attention: General Counsel

[Remainder of Page Intentionally Left Blank]

ASSIGNMENT FORM

To assign this Note, fill in the Form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. no.)

and irrevocably appoint                          agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE A

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Trustee or Note Custodian

***	This Schedule should be included only if the Note is issued in global form.

EXHIBIT C

[Insert the Global Note Legends, if applicable, pursuant to the provisions of the Indenture]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE II OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS OR ANY SUCCESSOR THERETO.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), TO THE ISSUERS OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

(Face of Note)

CUSIP: 03350W AB5

ISIN: US03350WAB54

5.200% Senior Notes due 2047

No.

Principal Amount at Maturity: U.S. $

ANDEAVOR LOGISTICS LP and TESORO LOGISTICS FINANCE CORP.

Andeavor Logistics LP, a Delaware limited partnership (“Andeavor Logistics”) and Tesoro Logistics Finance Corp., a Delaware corporation (“Finance Corp.” and together with Andeavor Logistics, the “Issuers”), promise to pay to Cede & Co., or registered assigns, the principal sum of                      Dollars on December 1, 2047 [or such greater or lesser amount as may be indicated on Schedule A hereto].3

Interest Payment Dates: June 1 and December 1, commencing on June 1, 2018.

Record Dates: May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

ANDEAVOR LOGISTICS LP
By:	Tesoro Logistics GP, LLC

By:
Name:
Title:

TESORO LOGISTICS FINANCE CORP.

By:
Name:
Title:

[3]	If this Note is a Global Note, include this provision.

This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:		Dated:
Authorized Signatory

(Back of Note)

5.200% Senior Notes due 2047

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest. Andeavor Logistics LP, a Delaware limited partnership (“Andeavor Logistics”) and Tesoro Logistics Finance Corp., a Delaware corporation (“Finance Corp.” and together with Andeavor Logistics, the “Issuers”), promise to pay interest on the principal amount of this 2047 Note at 5.200% per annum, from November 28, 2017 until maturity. The Issuers will pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 2047 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this 2047 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of 2047 Notes, in which case interest shall accrue from date of authentication; provided further that the first Interest Payment Date shall be June 1, 2018. The Issuers shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at the rate borne on the 2047 Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment. The Issuers will pay interest on the 2047 Notes (except defaulted interest) to the Persons who are registered Holders of 2047 Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 2047 Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium on, all Global Notes and all other 2047 Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of its Subsidiaries may act in any such capacity.

4.    Indenture. The Issuers issued the 2047 Notes under an Indenture dated as of November 28, 2017 (“Indenture”) among the Issuers, the Guarantors and the Trustee, as the same may be amended, modified or supplemented from time to time. The terms of the 2047 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The 2047 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2047 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 2047 Notes are unsecured obligations of the Issuers.

5.    Optional Redemption.

(a)    The 2047 Notes will be redeemable in whole at any time or in part from time to time, at the Issuers’ option, prior to June 1, 2047 (six months prior to their maturity date) (the “2047 Par Call Date”), at a redemption price equal to the greater of:

(i)    100% of the principal amount of the 2047 Notes to be redeemed; or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate plus 40 basis points for the 2047 Notes.

The Issuers will also pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

(b)    If the 2047 Notes are redeemed on or after the 2047 Par Call Date, the Issuers will pay a redemption price equal to 100% of the principal amount of the 2047 Notes redeemed.

The Issuers will also pay accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

6.    Notice of Redemption. The notice of redemption will be mailed at least 10 days but except as set forth in Section 3.03 of the Indenture not more than 60 days before the redemption date to each Holder whose 2047 Notes are to be redeemed at its registered address. 2047 Notes in denominations larger than $2,000 may be redeemed in part in whole multiples of $1,000; provided that the unredeemed principal amount of such 2047 Notes is not less than $2,000. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

7.    Denominations, Transfer, Exchange. The 2047 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $ 1,000 in excess thereof. The transfer of 2047 Notes may be registered and 2047 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any 2047 Note or portion of a 2047 Note selected for redemption, except for the unredeemed portion of any 2047 Note being redeemed in part. Also, it need not exchange or register the transfer of any 2047 Notes for a period of 15 days before a selection of 2047 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

8.    Persons Deemed Owners. The registered Holder of a 2047 Note may be treated as its owner for all purposes.

9.    Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the related Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by the amendment or supplement, voting as one class, and any existing default or compliance with any provision of the Indenture or the Notes or the related Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by such waiver, voting as a class.

Without the consent of any Holder of a Note, the Indenture, the Notes or the related Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuers’ or any Guarantor’s Obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s assets, including the addition of any required co-issuer of Notes; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of any Holders under the Indenture; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, to evidence or provide for the acceptance of appointment of a successor Trustee or to add any additional Events of Default; to secure the Notes and/or the Subsidiary Guarantees; to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the Description of the Notes section of the Prospectus to the extent that such provision in the Description of the Notes was intended to be a recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees; to provide for Additional Notes and related Subsidiary Guarantees; or to comply with the rules of any applicable securities depositary.

10.    Defaults and Remedies. Events of Default include: (a) default in the payment when due of interest on the 2047 Notes and such default continues for a period of 30 days after written notice is given to the Issuers as provided in the Indenture; (b) default in the payment when due of principal of, or premium, if any, on, the 2047 Notes; (c) failure by the Issuers to comply with any of the provisions of Section 5.01 of the Indenture and such failure continues for 30 days after written notice is given to the Issuers as provided in the Indenture; (d) failure by Andeavor Logistics to comply with Section 4.03 of the Indenture and such failure continues for 120 days after written notice is given to Andeavor Logistics as provided in the Indenture; (e) failure by the Issuers or any of their Restricted Subsidiaries to comply with any other agreement in the Indenture or 2047 Notes (other than a failure that is subject to clause (a), (b), (c) or (d) above) and such failure continues for 90 days after written notice is given to the Issuers as provided in the Indenture; (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor (or the payment of which is guaranteed by the Issuers or any Guarantor), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $200.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within 10 Business Days after the running of such grace period or the occurrence of such acceleration; (g) [reserved]; (h) certain events of bankruptcy or insolvency with respect to either of the Issuers or any Guarantors that are Significant Subsidiaries or any group of Guarantors that, when taken together, would constitute a Significant Subsidiary as described in the Indenture; or (i) except as permitted in the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of termination of the Indenture or the release of such Subsidiary Guarantee in accordance with the Indenture). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding of a series, voting as a single class, may declare all the Notes of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the

Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the Trustee in its exercise of any trust or power with respect to the Notes with respect to such series. The Trustee may withhold from Holders of the Notes of any series notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes of a series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes of any series. In the case of an Event of Default specified in clause (f) of this paragraph, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the 2047 Notes, automatically and without any action by the Trustee or the Holders of the 2047 Notes, if within 60 days after such Event of Default first arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (2) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been cured; provided, however, that in no event shall an acceleration of the principal amount of such Notes as described above be annulled, waived or rescinded upon the happening of any such events. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

11.    Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

12.    No Recourse Against Others. A director, officer, employee, manager, incorporator, partner, member or stockholder of the Issuers or any Subsidiary of the Issuers or any Guarantor, as such, shall not have any liability for any obligations of the Issuers or Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

13.    Authentication. This Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee or an authenticating agent.

14.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the 2047 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16.    Governing Law. THE INDENTURE, THE SUBSIDIARY GUARANTEES AND THE 2047 NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Andeavor Logistics LP

19100 Ridgewood Parkway

San Antonio, Texas 78259

Attention: General Counsel

[Remainder of Page Intentionally Left Blank]

ASSIGNMENT FORM

To assign this Note, fill in the Form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. no.)

and irrevocably appoint                              agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE A

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Trustee or Note Custodian

***	This Schedule should be included only if the Note is issued in global form.

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE ADDITIONAL SUBSIDIARY GUARANTEES

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            ], 20[    ] between [name of New Guarantor] (the “New Guarantor”), and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

W I T N E S S E T H :

WHEREAS, Andeavor Logistics LP, a Delaware limited partnership (“Andeavor”), Tesoro Logistics Finance Corp., a Delaware corporation (“Finance Corp.” and together with Andeavor Logistics, the “Issuers”), and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented and in effect, the “Indenture”), dated as of November 28, 2017, pursuant to which the Issuers have issued an aggregate principal amount of $500,000,000 of 3.500% Senior Notes due 2022, $750,000,000 of 4.250% Senior Notes due 2027 and $500,000,000 of 5.200% Senior Notes due 2047 (the “Notes”);

WHEREAS, Article X of the Indenture provides that under certain circumstances the Issuers may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture as a Guarantor thereunder.

3.    No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, partner, member, agent, shareholder or other owner of Capital Stock of any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

[NEW GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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